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                                                                   Exhibit No. 5





                                           March 6, 1996




Securities and Exchange Commission
450 - 5th Street, N.W.
Washington, D.C.  20549

Dear Sirs:

     This opinion is given in connection with the Registration Statement on Form S-8 filed by Washington Gas Light Company (the Company) with the Securities and Exchange Commission for registration under the Securities Act of 1933, as amended, of up to 40,000 shares of Common Stock (Shares) and interests in the Company's Directors' Stock Compensation Plan (Plan).

     Based upon my review and knowledge of applicable regulatory and corporate action authorizing issuance of the Shares and interests in the Plan, it is my opinion that:


     (1) The Company is duly organized and validly existing under the laws of the District of Columbia and Virginia;

     (2) The Shares and interests in the Plan will, when issued pursuant to the Plan, be legally issued, fully paid and non-assessable.


     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                             Sincerely,

                                             (JOHN K. KEANE, JR.)

                                             John K. Keane, Jr.